Exhibit 4.03

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Edison Oncology Holding Corp.

Convertible Promissory Note

EOHC_2022-NC. [*]

$[*]	[DATE]

FOR VALUE RECEIVED, Edison Oncology Holding Corp., a Nevada corporation (the “Company”), promises to pay to [*], collectively, (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of [*], or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at an annual rate equal to 7.5%, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable by the Company on the earlier of (i) June 30, 2024, or (ii) upon the occurrence and/or during the continuance of an Event of Default (as defined in Section 2 hereof) in accordance with the terms of this Note (the “Maturity Date”); provided, however that if the Company has filed a registration statement under the Securities Act, covering the offer and sale of the Company’s common stock, including a registration statement covering a merger (a “Registration Statement”), on or before the Maturity Date, the Maturity Date shall be extended to (to the extent such extension would delay the Maturity Date), and no amounts payable hereunder shall be due and payable until the earlier of (i) the date on which the Registration Statement has been declared effective and (ii) 180 days from the initial filing of the Registration Statement, whichever occurs first. The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) Voluntary Prepayment. This Note may be prepaid by the Company upon thirty days prior written notice, in whole or in part, at any time prior to the Maturity Date, subject to conversion by the Investor in accordance with Section 4.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the Agreement:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within ten (10) business days of the Company’s receipt of written notice to the Company of such failure to pay;

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement.

3. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(b) or 2(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(b) and 2(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

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4. Conversion.

(a) Voluntary Conversion at time. At any time prior to the Maturity Date, the Investor has the right, at the Investor’s option, to elect to convert the outstanding principal amount of this Note and all accrued and unpaid interest on this Note into fully paid and nonassessable shares of the series of capital stock, with any fractional shares rounded up.

(b) Voluntary Conversion in case of a Financing. If a Financing occurs on or prior to the Maturity Date, then the Investor has the right, at Investor’s option, to elect to convert the outstanding principal amount of this Note and all accrued and unpaid interest on this Note as of immediately prior to such Financing into fully paid and nonassessable securities issued by the Company in such Financing at the Financing Conversion Price, with any fractional securities rounded up.

(c) Automatic Conversion upon a Liquidity Event. If a Liquidity Event occurs prior to the conversion or payment in full of the principal amount of this Note, then the then outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert into fully paid and nonassessable shares of Common Stock, immediately prior to the consummation of Liquidity Event, at the Liquidity Event Conversion Price, with any fractional shares rounded up.

(d) Conversion Procedure.

(i) Conversion Pursuant to Section 4(a). Before Investor shall be entitled to convert this Note into the applicable shares of Common Stock in accordance with Section 4(a), it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(a), and shall state therein the amount of the unpaid principal amount of this Note to be converted. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of shares to which Investor shall be entitled upon such conversion, which shall be the number of shares determined by dividing the sum of the outstanding principal amount of this Note to be converted, and all accrued and unpaid interest related thereto, by the Conversion Price.

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(ii) Conversion Pursuant to Section 4(b). Before Investor shall be entitled to convert this Note into the applicable securities of the Company in accordance with Section 4(b), it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(b), and shall state therein the amount of the unpaid principal amount of this Note to be converted. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents (as may be amended) entered into by other purchasers participating in the Financing, including a purchase agreement, an investor rights agreement, voting agreement, right of first refusal and co-sale agreement and other ancillary agreements executed by the cash purchasers participating in the Financing, with customary representations and warranties and transfer restrictions (including, without limitation, a lock-up agreement in connection with an initial public offering). The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of securities to which Investor shall be entitled upon such conversion which shall be the number of securities determined by dividing the sum of the outstanding principal amount of this Note to be converted, and all accrued and unpaid interest related thereto, by the Financing Conversion Price. Any conversion of this Note pursuant to Section 4(b) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4 (d)(ii) and on and after such date the Persons entitled to receive the securities issuable upon such conversion shall be treated for all purposes as the record holder of such securities.

(iii) Conversion Pursuant to Section 4(c). If this Note is to be automatically converted, written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Liquidity Event Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest to be converted, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents reasonably requested by the Company in connection with the Liquidity Event. Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Liquidity Event for cancellation; provided, however, that upon the closing of the Liquidity Event, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor such consideration as Investor would have been entitled to receive pursuant to the Liquidity Event. For purposes of determining the amount of consideration Investor is entailed to receive upon a Liquidation Event, the outstanding principal amount of this Note to be converted, and all accrued and unpaid interest related thereto, will be divided by Liquidity Event Conversion Price to determine the number of shares the Investor would have been entitled to receive. In the event of a Liquidly Event, Investor will be entitled to receive the same consideration as that paid to the holders of Common Stock. Any conversion of this Note pursuant to Section 4(c) shall be deemed to have been made upon the closing of the Liquidity Event and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

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(iv) Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. Upon conversion of this Note, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

5. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Agreement” shall mean the Note Subscription Agreement (as amended, modified or supplemented from time to time) dated of even date herewith, pursuant to which this Note was issued, by and between the Company and the Investor.

“Common Stock” means the Company’s common stock with a par value of $0.001.

“Conversion Price” means $3.84, which has been determined based on a fully diluted pre-money valuation of $32,000,000.

“Deemed Liquidation Event” means a merger or consolidation (other than one in which the stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer, exclusive license or ither disposition of all or substantially all of the assets of the Company.

“Event of Default” has the meaning given in Section 2 hereof.

“Financing” shall mean a transaction or series of transactions pursuant to which the Company issues and sells shares of its capital stock pursuant to an unregistered offering with the principal purpose of raising capital.

“Financing Conversion Price” shall mean a price equal to the lesser of (a) 90% of the price paid by Investors for the securities in the Financing rounded up to the nearest whole cent or (b) the Conversion Price.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Liquidity Event” shall mean (i) the Company’s first public offering pursuant to an effective Registration, (ii) any reorganization, merger, consolidation or similar transaction whereby the common stock of the Company is exchanged for cash and/or publicly traded equity or debt securities (including, for the avoidance of doubt, a reverse takeover or similar transaction) or (iii) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors; provided that a Liquidity Event shall not include any Financing or other bona fide equity financing transaction or series of related transactions.

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“Liquidity Event Conversion Price” shall mean a price per share equal to the lesser of (a) 90% of the price paid by Investors for the securities in the public offering (b) 90% of the implied per share valued received by holder of Common Stock with respect to a reorganization, merger, consolidation, change in control or similar transaction, or (c) the Conversion Price.

“Majority in Interest of the Investors” shall mean the Investors holding a majority of all principal then owing pursuant to outstanding Notes issued pursuant to the Agreements.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Registrable Securities” means Common Stock issuable upon conversion of this Promissory Note. Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by the Holder or a permitted assignee) until (i) they are sold pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended; (ii) they may be sold by their holder pursuant to Rule 144 without limitation thereunder on volume or manner of sale; or (iii) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the Holder thereof shall exist under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” shall mean this Note, each of the other Notes and the Agreements.

6. Registration Rights. If at any time the Company has registered or has determined to register any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of the Registrable Securities (a “Piggyback Registration”), the Company will give the Holder written notice thereof promptly (but in no event less than 15 days prior to the anticipated filing date) and shall include in such registration all Registrable Securities requested to be included therein pursuant to the written request of one or more Holder received within 10 days after delivery of the Company’s notice. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriters advise the Company and the Holder that in their reasonable opinion the number of shares of Common Stock proposed to be included exceeds the number of shares of Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share), the Company shall include in such registration: (i) first, the number of shares of Common Stock that the Company proposes to sell; and (ii) second, on a pro rata basis, the number of shares of Common Stock and other Registrable Securities requested to be included therein by the Holder and the holders of other securities eligible to be included in such registration. If the Company elects, at its sole discretion, to terminate the registration of its securities that resulted in a Piggyback Registration, the Company’s shall not be obliged to register the Holder’s Registrable Securities cease until such time as a new registration is of its Securities undertaken by the Company. All expenses incurred in connection with any registration, qualification or compliance of the Piggyback Registration Rights shall be borne by the Company.

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7. Miscellaneous.

(a) Successors and Assigns. This Note and the Obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Investor may assign all or any portion of its rights hereunder to its Affiliate (as such term is defined in Rule 405 of the Securities Act) without such consent by giving written notice of such assignment to the Company. Assignment of all or any portion of this Note in violation of this Section shall be null and void.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the Investors with respect to their Notes.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and sent via electronic mail, facsimile, mail or delivered to each party at the respective addresses, electronic mail address or facsimile number of the parties as set forth in the Agreement, or at such other address or electronic mail address, facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing (v) four days after being deposited in the U.S. mail, first class with postage prepaid or (vi) on the next day if sent via electronic mail.

(d) Protective Provisions. In addition to any other vote or approval required under the Company’s articles of incorporation or bylaws (“Charter Documents”), the Company will not, without the written consent of a Majority in Interest of Investors:

(i) amend, alter, or repeal any provision of the Charter Documents in a manner adverse to the Notes,

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(ii) purchase or redeem any capital stock prior to the Notes, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service, or as otherwise approved by the Board of Directors of the Company, or

(iii) except as allowed by the Charter Documents, increase or decrease the authorized number of directors constituting the Board of Directors or change the number of votes entitled to be cast by any director or directors on any matter.

(e) Security. This Note is a general unsecured obligation of the Company.

(f) Priority and Liquidation Preference. This Note will be senior in right of payment to all other Company indebtedness (excluding, for the avoidance of doubt, new indebtedness incurred pursuant to Section 4 of the Agreement and the other Notes). Also, for the avoidance of doubt, in the event of liquidation, dissolution or winding up of the Company, including a Deemed Liquidation Event, the proceeds shall be first payable to the in amount equal to the outstanding principal amount of this Note and all accrued and unpaid interest on this Note, and the balance of any proceeds payable to the holders of Common Stock.

(g) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(h) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(i) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

(j) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

(Signature Page Follows)

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The Company has caused this Note to be issued as of the date first written above.

COMPANY:

Edison Oncology Holding Corp.

a Nevada corporation

By:
Name:	Jeffrey Bacha
Title:	Chief Executive Officer

Signature page to Convertible Promissory Note of
Edison Oncology Holding Corp.